EXHIBIT 23.1


                         Consent of Independent Auditors


The Board of Directors
Philadelphia Suburban Corporation

We consent to incorporation by reference in this Registration Statement on Form S-8 of Philadelphia Suburban Corporation of our report dated February 1, 1999, relating to the consolidated balance sheets and statements of capitalization of Philadelphia Suburban Corporation and subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of income and cash flow for each of the years in the three-year period ended December 31, 1998 which report is incorporated by reference in the December 31, 1998 Annual Report on Form 10-K and also our report dated May 21, 1999, relating to the supplemental consolidated balance sheets and statements of capitalization of Philadelphia Suburban Corporation and subsidiaries as of December 31, 1998 and 1997 and the related supplemental consolidated statements of income and cash flow for each of the years in the three-year period ended December 31, 1998 which report is included on Form 8-K filed by Philadelphia Suburban Corporation on May 24, 1999.



/s/ KPMG LLP
---------------------------
Philadelphia, Pennsylvania
June 17, 1999